Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears immediately below constitutes and appoints APRIL MILLER BOISE and KEVIN A. NOWLAN, and each or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in the capacities indicated below, to sign the Registration Statement on Form S-3 of Meritor, Inc. (the “Company”), relating to the shelf registration of securities of the Company as approved by resolutions adopted by the Board of Directors of the Company, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jeffrey A. Craig	Chief Executive Officer and President
Jeffrey A. Craig	(principal executive officer), and Director	December 13, 2017

Senior Vice President and Chief Financial
Officer
/s/ Kevin A. Nowlan	(principal financial officer and principal
Kevin A. Nowlan	accounting officer)	December 13, 2017

/s/ William R. Newlin
William R. Newlin	Non-Executive Chairman	December 13, 2017

/s/ Jan A. Bertsch
Jan A. Bertsch	Director	December 13, 2017

/s/ Rhonda L. Brooks
Rhonda L. Brooks	Director	December 13, 2017

/s/ Ivor J. Evans
Ivor J. Evans	Director	December 13, 2017

/s/ William J. Lyons
William J. Lyons	Director	December 13, 2017

/s/ Thomas L. Pajonas
Thomas L. Pajonas	Director	December 13, 2017

/s/ Lloyd G. Trotter
Lloyd G. Trotter	Director	December 13, 2017